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                                                                      Exhibit 5

December 16, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C. 20549

Re: Grubb & Ellis Company
    1,250,000 shares of Common Stock, par value $0.01 per share
    -----------------------------------------------------------

Ladies/Gentlemen:


The undersigned is Vice President and Assistant General Counsel of Grubb & Ellis Company (the "Company"). This legal opinion is being provided in connection with the registration, under the Securities Act of 1933, as amended, of 500,000 shares of common stock, par value $0.01 per share, of the Company ("Common Stock") issuable under the 1990 Amended and Restated Stock Option Plan, as amended effective June 20, 1997 (the "Plan") and 750,000 shares of Common Stock issuable under the Grubb & Ellis Employee Stock Purchase Plan (the "ESPP") on Form S-8 to be filed with the Securities and Exchange Commission by the Company in December 1997. The shares issuable under the Plan and the ESPP are hereinafter referred to as the "Shares."

In connection with this opinion, the undersigned is familiar with the corporate proceedings taken by the Company in connection with the issuance of the Shares, and has made such other examinations of law and fact as considered necessary in order to form a basis for the opinion hereafter expressed.

Based on the foregoing, the undersigned is of the opinion that the Shares have been duly authorized and when issued pursuant to the Plan or the ESPP, as applicable, will be validly issued, fully paid and non-assessable.

The undersigned is opining herein as to the effect on the on the issuance of shares under the Plan only of the General Corporation Law of the State of Delaware and the internal laws of the State of California, and expresses no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws or as to any matters of municipal law or the laws of any other local agencies within any state.

The undersigned consents to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,



/s/ Carol M. Vanairsdale
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Carol M. Vanairsdale
Assistant General Counsel